Exhibit 99.1

LIQUIDITY SERVICES ANNOUNCES THIRD QUARTER FISCAL YEAR 2024 FINANCIAL RESULTS

Market Share Gains and Flexible Service Offerings Fuel New Quarterly GMV Record

Bethesda, MD - August 8, 2024 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), a leading global commerce company powering the circular economy, today announced its financial results for the quarter ended June 30, 2024, as compared to the corresponding prior year quarter:

•
Record Gross Merchandise Volume (GMV) of $380.4 million, up 14%, and Revenue of $93.6 million, up 16%
•
Highest quarterly GAAP Net Income in Fiscal Year 2024 of $6.0 million, down $0.5 million1, and GAAP Diluted Earnings Per Share (EPS) of $0.19, down $0.021
•
Highest quarterly Non-GAAP Adjusted EBITDA in 10 years of $14.7 million, up $1.4 million, and Non-GAAP Adjusted EPS of $0.30, up $0.02
•
Cash balances of $136.8 million2 with zero financial debt

"We are proud to report record GMV this quarter driven by market share gains, expanded services, and outstanding buyer participation, which resulted in our strongest Non-GAAP Adjusted EBITDA performance in a decade. Our flexible services, ranging from self-directed to fully-managed offerings, and efforts to harness the benefits of AI technologies are continuing to attract more sellers and buyers, enhancing the size and scale of our marketplace and fueling our growth.

"Our GovDeals segment set a quarterly GMV record, with $250 million in GMV, driven by continued seller acquisition and service expansion. Our RSCG segment's focus on exceptional service delivery to its seller clients has been rewarded with increased volumes, which are poised to accelerate further in the fourth quarter. Our Machinio segment set another revenue record as it continues to be a leader in matching buyers and sellers of used equipment around the globe.

"We have a robust business development pipeline, and our strong balance sheet has us well positioned to take advantage of strategic opportunities in the market," said Bill Angrick, Liquidity Services, CEO.

Third Quarter Financial Highlights

GMV for the fiscal third quarter of 2024 was $380.4 million, a 14% increase from $334.0 million in the third fiscal quarter of 2023.

•
GMV in our GovDeals segment increased 17%, driven by new seller acquisition, service expansion and strong results in its vehicle and heavy equipment categories.
•
GMV in our RSCG segment increased 9%, driven by increased volumes within client purchase model programs, partially offset by a lower value product mix in its consignment programs.
•
GMV in our CAG segment increased 7%, driven by consignment sales in our industrial and heavy equipment categories, partially offset by project delays in the energy category.
•
Consignment sales represented 86% of consolidated GMV for the third fiscal quarter of 2024.

Revenue for the fiscal third quarter of 2024 was $93.6 million, a 16% increase from $80.8 million in the third fiscal quarter of 2023.

•
Revenue in our GovDeals segment increased 28%, reflecting the increase in overall GMV, paired with a higher blended revenue take-rate due to an expansion of service offerings to new, high-volume sellers.
•
Revenue in our RSCG segment increased 15%, reflecting increased volumes in our client purchase model programs relative to consignment programs. This mix shift tends to dampen RSCG's segment direct profit as a percentage of revenue. The increased volumes were mainly driven by lower-touch product flows.
•
Revenue in our Machinio segment increased 15% due to increased subscriptions and pricing for its Advertising and System products.
•
Revenue in our CAG segment decreased 4% despite the increase in GMV due to an increase in sales conducted with partners.

The changes in our profitability metrics reflect our increased top-line performance, and increases in sales, marketing, technology and operations expenses to drive market share expansions, resulting in:

•
GAAP Net Income of $6.0 million1, or $0.19 per share1, for the fiscal third quarter of 2024, a decrease from $6.5 million, or $0.21 per share, for the same quarter last year.
•
Non-GAAP Adjusted Net Income for the fiscal third quarter of 2024 of $9.5 million, or $0.30 per share, an increase from $8.8 million, or $0.28 per share for the same quarter last year.
•
Non-GAAP Adjusted EBITDA for the fiscal third quarter of 2024 of $14.7 million, a $1.4 million increase from $13.3 million in the same quarter last year.

1 GAAP Net Income for the fiscal third quarter of 2024 was impacted by $1.1 million ($0.8 million net of tax) of acquisition-related costs and litigation settlement expenses. There were no comparable impacts to the fiscal third quarter of 2023. These categories of expense are considered in our calculation of Non-GAAP Adjusted Net Income and Earnings per Share (see Page 8).

2 Includes $130.3 million of Cash and cash equivalents and $6.5 million of Short-term investments.

Third Quarter Segment Financial Results

We present operating results for our four reportable segments: GovDeals, RSCG, CAG and Machinio. For further information on our reportable segments, including Corporate and elimination adjustments, see Note 14, Segment Information, to our quarterly report on Form 10-Q for the period ended June 30, 2024. Segment direct profit is calculated as total revenue less cost of goods sold (excluding depreciation and amortization).

Our Q3-FY24 segment results are as follows (unaudited, dollars in thousands):

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
GovDeals:
GMV	$249,652	$213,052	$626,285	$542,025
Total revenue	$22,109	$17,270	$56,384	$45,956
Segment direct profit	$20,716	$16,389	$52,982	$43,572
% of Total revenue	94%	95%	94%	95%

RSCG:
GMV	$78,950	$72,677	$225,145	$210,913
Total revenue	$58,764	$50,971	$159,299	$150,657
Segment direct profit	$17,365	$17,876	$48,478	$50,562
% of Total revenue	30%	35%	30%	34%

CAG:
GMV	$51,838	$48,229	$154,245	$134,518
Total revenue	$8,650	$8,985	$28,764	$27,795
Segment direct profit	$7,430	$7,938	$23,611	$23,466
% of Total revenue	86%	88%	82%	84%

Machinio:
Total revenue	$4,106	$3,559	$11,994	$10,144
Segment direct profit	$3,906	$3,381	$11,409	$9,611
% of Total revenue	95%	95%	95%	95%

Consolidated:
GMV	$380,439	$333,958	$1,005,675	$887,456
Total revenue	$93,613	$80,770	$256,391	$234,505

Third Quarter Operational Metrics

•
Registered Buyers — At the end of Q3-FY24, registered buyers, defined as the aggregate number of persons or entities who have registered on one of our marketplaces, totaled approximately 5.4 million, representing a 7% increase over the approximately 5.1 million registered buyers at the end of Q3-FY23.
•
Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), was approximately 1,016,000 in Q3-FY24, a 10% increase from the approximately 924,000 auction participants in Q3-FY23.
•
Completed Transactions — Completed transactions, defined as the number of auctions in a given period, were approximately 263,000 in Q3-FY24, a 4% increase from the approximately 252,000 completed transactions in Q3-FY23.

Fourth Quarter Business Outlook

We continue to expect double digit consolidated GMV growth at the mid-point of our guidance range and solid overall performance following this fiscal third quarter’s record results. Following our GovDeals seasonally high fiscal third quarter, our fiscal fourth quarter GMV outlook continues to expect year-over-year growth. GovDeals revenue is expected to grow at a faster year-over-year rate than GMV due to expansion of more full-service consignment offerings compared to last year, including our acquisition of Sierra Auction in January 2024.

Led predominantly by an expansion in purchase volumes in our RSCG segment, we expect RSCG to drive substantial growth in our fiscal fourth quarter both year-over-year and sequentially relative to the third quarter results, with revenues growing faster than GMV. These increased volumes, mostly comprised of a mix of lower-touch product flows, are expected to generate improving bottom line results for RSCG yet have the effect of slightly lowering RSCG's segment direct profit as a percentage of revenue both year-over-year and sequentially.

Our Machinio subscription-based business is also anticipated to continue to grow revenue by double digits year-over-year. Our Capital Assets segment is expected to remain steady year-over-year and show sequential growth. Reflecting our growth and market share gains, operating expenses in sales, operations and technology are expected to be up year-over-year and sequentially relative to the fiscal third quarter.

Given the expected mix of segment volume flows from seasonality and program additions, we are anticipating our consolidated revenue as a percentage of GMV be in the high twenty percentage range, and our segment direct profits as a percent of total revenue to be in the high forty percent range. Both ratios can vary based on our mix, including asset categories in any given period.

Our Q4-FY24 guidance is as follows:

GMV - We expect GMV to range from $330 million to $365 million.

GAAP Net Income - We expect GAAP Net Income to range from $5.0 million to $7.0 million.

GAAP Diluted EPS - We expect GAAP Diluted EPS to range from $0.16 to $0.22.

Non-GAAP Adjusted EBITDA -We expect Non-GAAP Adjusted EBITDA to range from $12.0 million to $15.0 million.

Non-GAAP Adjusted Diluted EPS - We expect Non-GAAP Adjusted EPS to range from $0.25 to $0.32.

Our Business Outlook includes forward-looking statements which reflect the following trends and assumptions for Q4-FY24 as compared to the prior year's period, as well as other the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, and our subsequent quarterly reports:

Potential Impacts to GMV, Revenue, Segment Direct Profits, and ratios calculated using these metrics

•
fluctuations in the mix of purchase and consignment transactions. Generally, when the mix of purchase transactions increases, revenue as a percent of GMV increases, while segment direct profit as a percentage of revenue decreases. When the mix of consignment transactions increases, revenue as a percent of GMV decreases, while segment direct profit as a percentage of revenue increases;
•
variability in the inventory product mix handled by our RSCG segment, which can cause a change in revenues and/or segment direct profit as a percentage of revenue;
•
real estate transactions in our GovDeals segment can be subject to significant variability due to changes that include postponements or cancellations of scheduled or expected auction events and the value of properties to be included in the auction event;
•
continued variability in project size and timing within our CAG segment;
•
continued growth and expansion resulting from the continuing acceleration of broader market adoption of the digital economy, particularly in our GovDeals and RSCG seller accounts and programs, including the execution by RSCG on its business plans for AllSurplus Deals and its expanded direct-to-consumer marketplace;
•
changes in economic or political conditions could impact our current or prospective buyers' and sellers' priorities and cause variability in our operating results;

Potential Impacts to Operating Expenses

•
continued R&D spending to support omni-channel behavioral marketing, analytics, and buyer/seller payment optimization;
•
spending in business development activities to capture market opportunities, targeting efficient payback periods;

•
changes in our financial performance could cause fluctuations in the amount of stock compensation expense recognized for performance-based awards;

Potential Impacts to GAAP Net Income and EPS and Non-GAAP Adjusted Net Income and Adjusted EPS

•
our FY24 annual effective tax rate (ETR) is expected to range from approximately 26% to 32%. This range excludes any potential impacts from legislative changes to U.S. corporate tax rates that may be enacted; and potential impacts from items that have limited visibility and can be highly variable, including effects of stock compensation due to participant exercise activity and changes in our stock price. We are expecting an increase in cash paid for income taxes starting in Q4-FY24 as our remaining net operating loss carryforward position is used; and
•
our diluted weighted average number of shares outstanding is expected to be approximately 31.5 to 32.0 million. As of June 30, 2024, we have $7.6 million in remaining authorization to repurchase shares of our common stock.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to Net Income plus interest and other income, net; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, litigation settlement expenses that are not expected to reoccur, and goodwill, long-lived and other non-current asset impairment. A reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Net income	$6,000	$6,487	$13,616	$14,698
Interest and other income, net[1]	(891)	(761)	(2,803)	(1,698)
Provision for income taxes	2,702	2,543	5,071	5,265
Depreciation and amortization	3,199	2,866	9,297	8,433
Non-GAAP EBITDA	$11,010	$11,135	$25,181	$26,698
Stock compensation expense	2,617	2,195	7,208	6,216
Acquisition-related costs and litigation settlement expense[2]	1,080	—	1,657	183
Non-GAAP Adjusted EBITDA	$14,707	$13,330	$34,046	$33,097

1 Interest and other income, net, per the Consolidated Statements of Operations, excluding the non-service components of net periodic pension cost (benefit).

2 Acquisition-related costs are included in other operating expenses (income), net on Consolidated Statement of Operations. Litigation settlement expense reflects significant legal settlements not expected to reoccur and are included in general and administrative expense on the Consolidated Statement of Operations.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Income is a supplemental non-GAAP financial measure and is equal to Net Income plus stock compensation expense, amortization of intangible assets, acquisition related costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, litigation settlement expenses that are not expected to reoccur, goodwill, long-lived and other non-current asset impairments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Income Per Share are determined using Non-GAAP Adjusted Net Income. For Q3-FY24 and Q3-FY23, the tax rates used to estimate the impact of income taxes on the non-GAAP adjustments was 27% based upon the GAAP effective tax rates for each period. A reconciliation of Net Income to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Income Per Share is as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Net income	$6,000	$6,487	$13,616	$14,698
Stock compensation expense	2,617	2,195	7,208	6,216
Intangible asset amortization	1,084	981	3,013	2,945
Acquisition-related costs and litigation settlement expense*	1,080	—	1,657	183
Income tax impact on the adjustment items	(1,291)	(857)	(3,207)	(2,523)
Non-GAAP Adjusted net income	$9,490	$8,806	$22,287	$21,519
Non-GAAP Adjusted basic earnings per common share	$0.31	$0.29	$0.73	$0.69
Non-GAAP Adjusted diluted earnings per common share	$0.30	$0.28	$0.70	$0.67
Basic weighted average shares outstanding	30,388,675	30,605,963	30,497,820	31,243,979
Diluted weighted average shares outstanding	31,464,461	31,513,488	31,617,578	32,193,239

* Acquisition-related costs are included in other operating expenses (income), net on Consolidated Statement of Operations. Litigation settlement expense reflects significant legal settlements not expected to reoccur and are included in general and administrative expense on the Consolidated Statement of Operations.

Conference Call Details

The Company will host a conference call to discuss these results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by registering here to receive the dial-in number and unique conference pin. A live listen-only webcast of the conference call will be provided on the Company's investor relations website at https://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until August 8, 2025 at 11:59 p.m. Eastern Time. The replay will be available starting at 1:30 p.m. Eastern Time on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We prepare Non-GAAP Adjusted EBITDA by eliminating from Non-GAAP EBITDA the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Non-GAAP Adjusted EBITDA is subject to all of the limitations applicable to Non-GAAP EBITDA. Our presentation of Non-GAAP Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We do not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Business Outlook section of this press release. The guidance ranges for our GAAP and non-GAAP financial measures reflect our assessment of potential sources of variability in our financial results and are informed by our evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Business Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others: our ability to source sufficient assets from sellers to attract and retain active professional buyers; our need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; our ability to timely upgrade and develop our technology systems, infrastructure and marketing and customer service capabilities at reasonable cost while maintaining site stability and performance to allow our operations to grow in both size and scope; our ability to attract, retain and develop the skilled employees that we need to support our business; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns, resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; system interruptions that could affect our websites or our transaction systems and impair the services we provide to our sellers and buyers; our ability to maintain the privacy and security of personal and business information amidst multiplying threat landscapes and in compliance with privacy and data protection regulations globally; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets; political, business, economic and other conditions in local, regional and global sectors; the operations of customers, project size and timing of auctions, operating costs, and general economic conditions; our ability to integrate acquired companies, and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; the continuing impacts of geopolitical events, including armed conflicts in Ukraine, in and adjacent to Israel, and elsewhere; and impacts from escalating interest rates and inflation on the our operations; the numerous government regulations of e-commerce and other services, competition, and restrictive governmental actions; the supply of, demand for or market values of surplus assets, such as shortages in supply of used vehicles; and other the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, and our subsequent quarterly reports, all of which are available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) operates the world's largest B2B e-commerce marketplace platform for surplus assets with over $10 billion in completed transactions to more than five million qualified buyers and 15,000 corporate and government sellers worldwide. The company supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and reduce the number of products headed to landfills.

Contact:

Investor Relations

investorrelations@liquidityservicesinc.com

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Par Value)

	June 30, 2024	September 30, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$130,312	$110,281
Short-term investments	6,486	7,891
Accounts receivable, net of allowance for doubtful accounts of $1,710 and $1,424	8,823	7,848
Inventory, net	13,275	11,116
Prepaid taxes and tax refund receivable	1,650	1,783
Prepaid expenses and other current assets	12,679	7,349
Total current assets	173,225	146,268
Property and equipment, net	17,047	17,156
Operating lease assets	13,289	9,888
Intangible assets, net	14,860	12,457
Goodwill	97,565	89,388
Deferred tax assets	2,733	7,050
Other assets	6,819	6,762
Total assets	$325,538	$288,970
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$40,877	$39,115
Accrued expenses and other current liabilities	27,803	23,809
Current portion of operating lease liabilities	5,213	4,101
Deferred revenue	4,905	4,701
Payables to sellers	64,453	48,992
Total current liabilities	143,251	120,718
Operating lease liabilities	10,226	6,581
Other long-term liabilities	91	137
Total liabilities	153,568	127,436
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 36,525,606 shares issued and outstanding at June 30, 2024; 36,142,346 shares issued and outstanding at September 30, 2023	36	36
Additional paid-in capital	271,825	265,945
Treasury stock, at cost; 5,997,932 shares at June 30, 2024, and 5,433,045 shares at September 30, 2023	(93,482)	(84,031)
Accumulated other comprehensive loss	(10,067)	(10,457)
Retained earnings (accumulated deficit)	3,658	(9,958)
Total stockholders’ equity	171,970	161,533
Total liabilities and stockholders’ equity	$325,538	$288,970

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Purchase revenues	$53,396	$42,809	$142,726	$128,715
Consignment and other fee revenues	40,217	37,961	$113,665	105,790
Total revenue	93,613	80,770	256,391	234,505
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	44,212	35,201	119,960	107,340
Technology and operations	15,372	13,927	45,136	43,423
Sales and marketing	13,759	13,068	40,934	35,712
General and administrative	8,603	7,454	23,846	21,243
Depreciation and amortization	3,199	2,866	9,297	8,433
Other operating expenses (income), net	573	(1)	1,080	128
Total costs and expenses	85,718	72,515	240,253	216,279
Income from operations	7,895	8,255	16,138	18,226
Interest and other income, net	(807)	(775)	(2,549)	(1,737)
Income before provision for income taxes	8,702	9,030	18,687	19,963
Provision for income taxes	2,702	2,543	5,071	5,265
Net income	$6,000	$6,487	$13,616	$14,698
Basic income per common share	$0.20	$0.21	$0.45	$0.47
Diluted income per common share	$0.19	$0.21	$0.43	$0.46
Basic weighted average shares outstanding	30,388,675	30,605,963	30,497,820	31,243,979
Diluted weighted average shares outstanding	31,464,461	31,513,488	31,617,578	32,193,239

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Nine Months Ended June 30,
	2024	2023
Operating activities
Net income	$13,616	$14,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,297	8,433
Stock compensation expense	7,208	6,023
Inventory adjustment to net realizable value	163	859
Provision for doubtful accounts	733	519
Deferred tax expense	4,318	4,556
Gain on disposal of property and equipment	(30)	(60)
Changes in operating assets and liabilities:
Accounts receivable	(1,599)	5,209
Inventory	(2,286)	(1,636)
Prepaid taxes and tax refund receivable	134	(135)
Prepaid expenses and other assets	(5,521)	(2,117)
Operating lease assets and liabilities	1,353	(207)
Accounts payable	1,549	2,496
Accrued expenses and other current liabilities	3,795	(2,762)
Deferred revenue	204	261
Payables to sellers	15,281	(3,653)
Other liabilities	—	(128)
Net cash provided by operating activities	48,215	32,356
Investing activities
Cash paid for business acquisitions, net of cash acquired	(13,265)	—
Purchases of property and equipment, including capitalized software	(6,065)	(3,905)
Purchase of short-term investments	(2,264)	(5,603)
Maturities of short-term investments	3,888	—
Other investing activities, net	60	58
Net cash used in investing activities	(17,646)	(9,450)
Financing activities
Common stock repurchases	(9,426)	(21,198)
Taxes paid associated with net settlement of stock compensation awards	(1,455)	(1,060)
Payments of the principal portion of finance lease liabilities	(72)	(75)
Proceeds from exercise of stock options, net of tax	128	496
Net cash used in financing activities	(10,825)	(21,837)
Effect of exchange rate differences on cash and cash equivalents	287	956
Net decrease in cash and cash equivalents	20,031	2,025
Cash and cash equivalents at beginning of period	110,281	96,122
Cash and cash equivalents at end of period	$130,312	$98,147
Supplemental disclosure of cash flow information
Cash paid for income taxes, net	$810	$975
Non-cash: Common stock surrendered in the exercise of stock options	—	191